UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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USANA Health Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

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3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 19, 2006

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at its corporate headquarters, 3838 West Parkway Boulevard, Salt Lake City, Utah on Wednesday, April 19, 2006 at 11:00 a.m., Mountain Daylight Time, for the following purposes:

1.                To elect five directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify;

2.                To ratify the selection of Grant Thornton LLP as USANA’s independent public accountants;

3.                To approve the Company’s 2006 Equity Incentive Award Plan;

4.                To approve an amendment to the Company’s Articles of Incorporation to include a provision limiting the liability of directors to the Company for monetary damages;

5.                To approve an amendment to the Company’s Articles of Incorporation to include a provision indemnifying the Company’s officers and directors against expenses and costs incurred by such persons in connection with certain legal proceedings; and

6.                To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

Only USANA shareholders of record at the close of business on March 3, 2006, have the right to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders entitled to receive notice and to vote at the meeting will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of USANA at 3838 West Parkway Boulevard, Salt Lake City, Utah, during the 10 days prior to the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors,

Gilbert A. Fuller
Corporate Secretary

Salt Lake City, Utah
March 14, 2006

USANA HEALTH SCIENCES, INC.
ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	3
QUESTIONS AND ANSWERS	3
PROPOSAL #1: ELECTION OF DIRECTORS	5
BOARD OF DIRECTORS	6
— Director Independence	7
— Shareholder Communications with Directors	7
— Committees of the Board of Directors	7
— Compensation of Directors	8
PROPOSAL #2: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS	9
— Independence	9
— Financial Statements and Reports	9
— Services	9
PROPOSAL #3: APPROVAL OF THE COMPANY’S 2006 EQUITY INCENTIVE AWARD PLAN	10
PROPOSAL #4: THE LIABILITY AMENDMENT	16
PROPOSAL #5: THE INDEMNIFICATION AMENDMENT	18
REPORT OF THE AUDIT COMMITTEE	21
EXECUTIVE OFFICERS	22
COMMON STOCK OWNERSHIP	24
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	25
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	26
COMPENSATION OF EXECUTIVE OFFICERS	28
— Summary Compensation Table	28
OPTION GRANTS IN LAST FISCAL YEAR	29
OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE	29
EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS	29
COMPENSATION PLANS	30
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT	30
STOCK PERFORMANCE GRAPH	31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
OTHER MATTERS	32
ANNUAL REPORT	32
FURTHER INFORMATION	32
ANNEX A: THE 2006 EQUITY INCENTIVE AWARD PLAN	A-1
ANNEX B: AMENDED AND RESTATED ARTICLES OF INCORPORATION	B-1

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 19, 2006

The Board of Directors of USANA Health Sciences, Inc. (“We,” “USANA” or the “Company”) is soliciting proxies to be used at the 2006 Annual Meeting of Shareholders (“Annual Meeting”). Distribution of this Proxy Statement and proxy form is scheduled to begin on or about March 20, 2006. The mailing address of USANA’s principal executive offices is 3838 West Parkway Boulevard, Salt Lake City, Utah 84120-6336. If you attend the Annual Meeting, you may withdraw your prior vote by personally voting on any matters brought properly before the meeting. USANA will pay all expenses of the meeting, including the cost of printing and mailing the proxy statement and other materials and the solicitation process.

QUESTIONS AND ANSWERS

Why did I receive this proxy statement?   We have sent you the Notice of Annual Meeting of Shareholders and this Proxy Statement and the enclosed proxy or voting instruction card because the USANA Board of Directors is soliciting your proxy to vote at our Annual Meeting on April 19, 2006. The Proxy Statement contains information about matters to be voted on at the Annual Meeting.

Who is entitled to vote?   You may vote if you owned common stock as of the close of business on March 3, 2006. On March 3, 2006, there were 18,499,698 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?   Each share of common stock that you own at the close of business on March 3, 2006 entitles you to one vote.

What am I voting on?   You will be voting on proposals to:

•        Elect five directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify;

•        Ratify the selection of Grant Thornton LLP as USANA’s independent public accountants;

•        Approve the Company’s 2006 Equity Incentive Award Plan;

•        Approve an amendment to the Company’s Articles of Incorporation that will add a new Article V to provide that, to the fullest extent permitted by the Utah Revised Business Corporation Act (the “Act”), directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for any financial benefit received by a director to which he or she is not entitled, an intentional infliction of harm on the Company or its shareholders, violations of provisions of the Act relating to unlawful distributions, or an intentional violation of criminal law (the “Liability Amendment”);

•        Approve an amendment to the Company’s Articles of Incorporation that will add a new Article VI to provide for the indemnification of officers and directors of the Company against all liabilities and expenses incurred by such persons in connection with any action, suit or proceeding by reason of the fact that they are or were serving as a director or officer of the Company, to the fullest extent permitted under the Act (the “Indemnification Amendment”); and

•        Consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

How do I vote?   You can vote in the following ways:

•       By Mail:   If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

•       At the Annual Meeting:   If you are planning to attend the Annual Meeting and wish to vote your shares in person, we will give you a ballot at the meeting. If your shares are held in street name, you need to bring an account statement or letter from your broker, bank or other nominee indicating that you are the beneficial owner of the shares on March 3, 2006, the record date for voting. Even if you plan to be present at the meeting, we encourage you to complete and mail the enclosed card to vote your shares by proxy.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?   Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. You can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from the other proposals. If no direction is indicated, your shares will be voted FOR the election of all of the nominees for director, FOR the ratification of the selection of Grant Thornton as our independent public accountants, FOR the proposal to approve the Company’s 2006 Equity Incentive Award Plan, FOR approval of the Liability Amendment and FOR approval of the Indemnification Amendment.

May I change my vote after I return my proxy card or voting instruction card?   You may revoke your proxy or change your vote at any time before it is exercised in one of three ways:

•       Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

•       Submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or

•       Vote in person on Wednesday, April 19, 2006 at the Annual Meeting.

What does it mean if I receive more than one proxy or voting instruction card?   It means that you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares by returning all proxy and voting instruction cards you receive.

What constitutes a quorum?   A quorum must be present to properly convene the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy or voting instruction card or if you attend the Annual Meeting. Abstentions and broker non-votes are counted as shares present at the meeting for purposes of determining whether a quorum exists but not as shares cast for any proposal. Because abstentions and broker non-votes are not treated as shares cast, they would have no impact on any of the proposals.

What vote is required in order to approve each proposal?   The required vote is as follows:

Election of Directors:   The election of the nominees for director requires the affirmative vote of a plurality of the shares cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes in favor of their election will be elected, even if they receive less than a majority of such votes. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or the voting instruction card. In the unanticipated event that any of the nominees is unable or declines to serve, the proxy holder will have the discretion to vote the proxy for another person as shall be designated by the Board of Directors to replace the nominee, or in lieu thereof, the Board may reduce the number of directors.

Ratification of the Selection of Independent Public Accountants:   Ratification of the selection of Grant Thornton as our independent public accountants requires the affirmative vote of a majority of the shares cast at the Annual Meeting. If the shareholders do not ratify the appointment of Grant Thornton, the Audit Committee of the Board of Directors may, but is not required to, reconsider the appointment.

Approval of the Company’s 2006 Equity Incentive Award Plan:   The affirmative vote of a majority of the votes cast on the matter is required to approve the Company’s 2006 Equity Incentive Award Plan.

Proposal to approve the Liability Amendment:   The affirmative vote of a majority of the votes cast on the matter is required to approve the Liability Amendment.

Proposal to approve the Indemnification Amendment:   The affirmative vote of a majority of the votes cast on the matter is required to approve the Indemnification Amendment.

How will voting on any other business be conducted?   We do not know of any business or proposals to be considered at the Annual Meeting other than those described in this Proxy Statement. If any other business is proposed and we decide to allow it to be presented at the Annual Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter according to their best judgment.

Who will count the votes?   Investor Communications Services will tabulate the votes received prior to the Annual Meeting. Representatives of USANA will act as the inspectors of election and will tabulate the votes cast at the Annual Meeting.

Who pays to prepare, mail, and solicit the proxies?   We will pay all of the costs of soliciting proxies. We will ask banks, brokers, and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses. In addition to the use of mail, proxies may be solicited by our officers, directors, and other employees by telephone or personal solicitation. We will not pay additional compensation to these individuals.

How do I submit a shareholder proposal for next year’s Annual Meeting?   Any shareholder who intends to present a proposal at the 2007 Annual Meeting of Shareholders must deliver the proposal to the Corporate Secretary, c/o USANA Health Sciences, Inc., 3838 West Parkway Blvd., Salt Lake City, Utah 84120, not later than December 15, 2006, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Who should I call if I have questions?   If you have questions about the proposals or the Annual Meeting, you may call Riley Timmer, USANA Investor Relations, at (801) 954-7100. You may also send an e-mail to investor.relations@us.usana.com.

PROPOSAL #1—ELECTION OF DIRECTORS

USANA’s Bylaws provide that the shareholders or the Board of Directors shall determine the number of directors from time to time, but that there shall be no less than three. The Board of Directors currently has five members. The Board of Directors has nominated five directors to stand for re-election at the Annual Meeting. Each director elected at the Annual Meeting will hold office until the Annual Meeting in 2007, until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. The Board of Directors has no reason to believe that any of the nominees for director will be unwilling or unable to serve if elected. If due to unforeseen circumstances a nominee should become unavailable for election, the Board may either reduce the number of directors or substitute another person for the nominee, in which event your shares will be voted for that other person.

Director Nominees

The nominees to the Board of Directors in 2006 are Robert Anciaux, Jerry G. McClain, Ronald S. Poelman, Denis E. Waitley, Ph.D., and Myron W. Wentz, Ph.D. All of these nominees currently serve as members of the Board of Directors. Messrs. Anciaux, McClain, and Poelman are independent directors under Nasdaq rules. The following information is furnished with respect to these nominees:

Robert Anciaux, 60, has served as a director of USANA since July 1996. Since 1990 he has been the Managing Director of S.E.I. s.a., a consulting and investment management firm in Brussels, Belgium. From 1982 to 1990, Mr. Anciaux was self-employed as a venture capitalist in Europe, investing in various commercial, industrial and real estate venture companies. In some of these privately held companies, Mr. Anciaux also serves as a director. Mr. Anciaux received an Ingenieur Commercial degree from Ecole de Commerce Solvay Universite Libre de Bruxelles.

Jerry G. McClain, 65, has served as a director of USANA since June 2001. Since January 2003, Mr. McClain has been self-employed, operating his own investment and real estate business in Salt Lake

City, Utah. From August 2000 to December 2002, Mr. McClain was the Chief Financial Officer of Cerberian, Inc., a privately held company headquartered in Salt Lake City, Utah. From 1998 to 2000, Mr. McClain was the Chief Financial Officer and Sr. Vice President of Assentive Solutions, Inc., a company he also co-founded. From 1997 to 1998, Mr. McClain was the Chief Financial Officer for the Salt Lake Organizing Committee for the 2002 Winter Olympic Games. Before 1997, Mr. McClain served as a key financial advisor to many companies as a Senior Partner of Ernst & Young LLP, where for 35 years he served in several cities throughout the world. Mr. McClain is a CPA and a graduate from the University of Southern Mississippi and Oklahoma State University, where he received a B.S. in Accounting and an M.S. in Accounting, respectively.

Ronald S. Poelman, 52, has served as a director of USANA since 1995. Since 1994, he has been a partner in the Salt Lake City, Utah law firm of Jones, Waldo, Holbrook & McDonough, where he is head of the Business Department. Mr. Poelman began his legal career in Silicon Valley in California, and has assisted in the organization and financing of numerous companies over the past 20 years. Mr. Poelman is a founding officer of the Utah Chapter of the National Association of Corporate Directors and frequently lectures at the meetings of this organization. Mr. Poelman received a B.A. in English from Brigham Young University and a J.D. from the University of California, Berkeley.

Denis E. Waitley, Ph.D., 72, has served as a director of USANA since May 2000. Dr. Waitley has also served as a consultant to and a spokesperson for USANA since September 1996. Since 1980, Dr. Waitley has been President of the Waitley Institute, a corporate leadership-training firm he founded to provide professional and personal development skills for business executives. Dr. Waitley also serves as President of International Learning Technologies, Inc., a company he founded in 1989 that produces educational audio/visual materials for companies and individuals. During the 1980’s, Dr. Waitley served as Chairman of Psychology for the U.S. Olympic Committee’s Sports Medicine Council. He is the author of several national best selling non-fiction books and audio programs on personal excellence. Dr. Waitley received a B.S. from the U.S. Naval Academy at Annapolis, an M.A. in Organizational Development from the Naval Post Graduate School in Monterrey, California, and a Ph.D. in Human Behavior from La Jolla University.

Myron W. Wentz, Ph.D., 65, founded USANA in 1992 and has served as the Chief Executive Officer and Chairman of the Board of USANA since its inception. In 1974, Dr. Wentz founded Gull Laboratories, Inc., a developer and manufacturer of medical diagnostic test kits and the former parent of USANA. Dr. Wentz served as Chairman of Gull from 1974 until 1998. In 1998, Dr. Wentz founded Sanoviv, S.A. de C.V. (“Sanoviv”), a health and wellness center located near Rosarito, Mexico. From 1969 to 1973, Dr. Wentz served as Director of Microbiology for Methodist Medical Center, Proctor Community Hospital, and Pekin Memorial Hospital, all of which are located in Peoria, Illinois. Dr. Wentz received a B.S. in Biology from North Central College, Naperville, Illinois, an M.S. in Microbiology from the University of North Dakota, and a Ph.D. in Microbiology and Immunology from the University of Utah.

We will vote your shares as you specify in your proxy. If you sign, date and return your proxy but do not specify how you want your shares voted, we will vote them FOR the election of each of the director nominees listed above.

RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR each director nominee.

BOARD OF DIRECTORS

The Board of Directors is elected by and accountable to the shareholders of the Company. The Board establishes policy and provides strategic direction, oversight, and control of the Company. The Board met four times during 2005. All directors attended at least 75% of the meetings of the Board and the Board Committees of which they are members.

Director Independence

We assess director independence on an annual basis. The Board has determined, after careful review, that each member of the Audit Committee is independent, and that three of the five members of the Board of Directors nominated for election are independent under applicable listing standards of Nasdaq.

Shareholder Communications with Directors

The Board of Directors has not established a formal process for shareholders to follow to send communications to the Board or its members, as the Company’s policy has been to forward to the directors any shareholder correspondence it receives that is addressed to them. Shareholders who wish to communicate with the directors may do so by sending their correspondence addressed to the director or directors at the Company’s headquarters at 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336.

Directors are encouraged by the Company to attend the Annual Meeting of Shareholders if their schedules permit. All directors except Robert Anciaux were present at the Annual Meeting of the Shareholders held in April 2005.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee, and Governance and Nominating Committee. All members of the Audit Committee, Compensation Committee, and Governance and Nominating Committee meet the definition of “independent” set forth in the listing standards of the Nasdaq.

Governance and Nominating Committee.   The Governance and Nominating Committee of the Board of Directors (“Nominating Committee”) was established in February 2004. The Governance and Nominating Committee met two times during 2005. Members of the Nominating Committee during fiscal 2005 and at the date of this Proxy Statement are Robert Anciaux and Ronald S. Poelman, both of whom meet the definition of “independent” set forth in the listing standards of the Nasdaq. A written charter has been adopted for the Nominating Committee and can be accessed electronically in the “Corporate Governance” section on the “Investors” page of our website at www.usanahealthsciences.com. The Nominating Committee’s responsibilities include: (i) identifying and evaluating prospective nominees for director, (ii) recommending to the Board of Directors the director nominees for the next annual meeting of shareholders, (iii) periodically reviewing the performance of the Board and its members and determining the number, function, and composition of the Board’s committees, and (iv) overseeing governance matters.

The Nominating Committee believes that the Company’s Board of Directors should be composed of directors with varied, complementary backgrounds, and that directors should, at a minimum, have expertise that may be useful to the Company. Directors should also possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to Company business. In determining whether a director should be retained and stand for re-election, the Nominating Committee also considers that member’s performance and contribution to the Board during his or her tenure with the Board.

The independent directors may from time to time consider qualified nominees recommended by shareholders, who may submit recommendations to the independent directors through a written notice as described under “How do I submit a shareholder proposal for next year’s Annual Meeting” on page 5 of this Proxy Statement. Nominees for director who are recommended by shareholders will be evaluated in the same manner as any other nominee for director.

Audit Committee.   The Audit Committee of the Board of Directors (“Audit Committee”) is a separately designated standing committee of the Board, established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee met five times during 2005. Members of the Audit Committee during fiscal 2005 and at the date of this Proxy Statement are Ronald S. Poelman, Chairman, Robert Anciaux, and Jerry G. McClain, each of whom meets the definition of “independent” set forth in the listing standards of Nasdaq. The Board has determined that Mr. McClain is an “audit committee financial expert,” as defined by Item 401 under Regulation S-K promulgated by the Securities and Exchange Commission. A written charter has been adopted for the Audit Committee and can be accessed electronically in the “Corporate Governance” section on the “Investors” page of our website at www.usanahealthsciences.com. We believe that the charter complies with the current requirements of Nasdaq regarding audit committee charters. The Audit Committee’s responsibilities include: (i) appointing the independent public accountants of the Company, (ii) reviewing and approving the scope and cost of proposed audit and non-audit services provided by, as well as the qualifications and independence of, the independent auditors, (iii) reviewing with the independent auditors and internal audit staff the results of audits, any recommendations from and the status of management’s actions for implementing such recommendations, as well as the quality and adequacy of our internal financial controls and internal audit staff, and (iv) reviewing annual and quarterly financial statements and the status of material pending litigation and regulatory proceedings.

Compensation Committee.   The Compensation Committee of the Board of Directors (“Compensation Committee”) met six times during 2005. Members of the Compensation Committee during fiscal 2005 and at the date of this Proxy Statement are Robert Anciaux, Chairman, Jerry G. McClain, and Ronald S. Poelman, each of whom meets the definition of “independent” set forth in the listing standards of Nasdaq. A written charter has been adopted for the Compensation Committee and can be accessed electronically in the “Corporate Governance” section on the “Investors” page of our website at www.usanahealthsciences.com. The Compensation Committee’s responsibilities include: (i) reviewing and recommending to the full Board of Directors the salaries, bonuses, and other forms of compensation and benefit plans for management, and (ii) administering USANA’s equity compensation plans. Among other things, the duties of the Compensation Committee as the administrator of those plans include, but are not limited to, determining those persons who are eligible to receive awards, establishing terms of all awards, authorizing officers of the Company to execute grants of awards, and interpreting the provisions of the Plan and grants made under the Plan.

Compensation of Directors

In June 2005, the Board of Directors solicited an outside compensation consultant to advise and make recommendations regarding the compensation payable to non-employee directors. Commencing January 1, 2006, each such director began receiving an annual cash retainer of $35,000. The chair of the Company’s Audit Committee also receives an additional annual cash retainer of $20,000. The chair of the Compensation Committee receives an annual cash retainer of $10,000 and the chair of the Governance and Nominating Committee receives an annual cash retainer of $5,000. Each committee member, other than the chair, receives an annual cash retainer of: $10,000 for the Audit Committee, $5,000 for the Compensation Committee, and $2,500 for the Governance and Nominating Committee. Each of the retainers described above are payable quarterly in arrears. We also reimburse all directors for their out-of-pocket expenses incurred in connection with their service as directors, which include travel, lodging, and related expenses from attending or participating in meetings of the shareholders, Board of Directors, and committees of the Board.

Effective following the 2006 annual meeting of shareholders, each non-employee director will receive annual equity compensation with a notional value of $55,000. Each such grant is payable in either deferred stock units or stock-settled SAR’s and will be granted within five business days of the annual meeting of shareholders. The notional value is calculated using a Black-Scholes or equivalent model.

Our Bylaws provide that individuals serving as directors or officers of the Company will not incur personal liability for actions taken during their service and that the Company will indemnify its directors and officers against claims related to their service as directors or officers. The Company has purchased insurance against obligations it might incur as a result of its indemnification of officers and directors for certain liabilities they might incur and insuring such officers and directors for additional liabilities against which they might not be indemnified by USANA. The policy also provides insurance for our own liabilities in certain circumstances.

PROPOSAL #2—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Grant Thornton LLP as the independent public accountants to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 30, 2006. Grant Thornton has served as the Company’s independent public accountants since the fiscal year ended December 31, 1995 and audited the financial statements of the Company for the years ended December 31, 2005 and January 1, 2005. While ratification of the selection of accountants by the shareholders is not required and is not binding upon the Audit Committee or the Company, in the event of a negative vote on such ratification, the Audit Committee might choose to reconsider its selection.

Independence

Grant Thornton has advised us that it has no direct or indirect financial interest in the Company or any of its subsidiaries, and that it has had, during the last three years, no connection with the Company or any of its subsidiaries other than as independent auditors, or in connection with certain other activities as described below.

Financial Statements and Reports

The financial statements of the Company for the year ended December 31, 2005, and report of the independent auditors will be presented at the Annual Meeting. Grant Thornton will have a representative present at the meeting who will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions from shareholders.

Services

During fiscal years 2005 and 2004, Grant Thornton provided services consisting of the audit of the annual consolidated financial statements of the Company, review of the quarterly financial statements, stand-alone audits of subsidiaries, accounting consultations and consents and other services related to SEC filings and registration statements filed by the Company and its subsidiaries, and other pertinent matters. Grant Thornton also provided other services to the Company in fiscal years 2005 and 2004, consisting primarily of tax consultation and related services. Grant Thornton did not perform any financial information systems design and implementation services for the Company for the fiscal years 2005 and 2004.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Grant Thornton’s independence. Prior to the performance of any services, the Audit Committee approves all audit and non-audit related services to be provided by the Company’s independent auditor and the fees to be paid therefore. Although the Sarbanes-Oxley Act of 2002 permits the Audit Committee to pre-approve some types or categories of services to be provided by the auditors, it is the current practice of the Audit Committee to specifically approve all services provided by the auditors in advance, rather than to pre-approve, generally, any type of service.

The following table summarizes the fees paid to Grant Thornton during fiscal years 2005 and 2004.

Type of Service and Fee	Fiscal 2005	Fiscal 2004
Audit Fees	$507,849	$588,462
Audit Related Fees	1,780	20,773
Tax Fees	113,631	38,037
All Other Fees	3,467	110,054
Total Fees	$626,727	$757,326

RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent public accountants.

PROPOSAL #3—APPROVAL OF THE USANA HEALTH SCIENCES, INC.

2006 EQUITY INCENTIVE AWARD PLAN

Shareholders are requested in this Proposal to consider and approve the USANA 2006 Equity Incentive Award Plan (the “2006 Plan”) as a replacement for the Company’s Amended and Restated Long Term Stock Investment and Incentive Plan (the “1998 Plan”) and the 2002 USANA Health Sciences, Inc. Stock Option Plan (the “2002 Plan” and, together with the 1998 Plan, the “Old Plans”). The Board of Directors adopted, subject to shareholder approval, the 2006 Plan for non-employee directors, consultants and employees of the Company and its subsidiaries, effective February 7, 2006. No awards will be made under the 2006 Plan unless and until the 2006 Plan is approved by the Company’s shareholders. Upon approval of the 2006 Plan by the shareholders, no further awards will be made under the 2002 Plan. If the 2006 Plan is not approved by shareholders, the 2002 Plan will remain in effect.

The Board believes that awards to executives under the 2006 Plan will promote the success and enhance the value of the Company by:

•        Closely associating the interests of management, employees and consultants of the Company, with the shareholders of the Company by reinforcing the relationship between participants’ rewards and shareholder gains;

•        Providing management and employees with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value;

•        Maintaining competitive compensation levels; and

•        Providing an incentive to management and employees to remain in continuing employment with the Company and to put forth maximum efforts for the success of its business.

The 2006 Plan permits the Compensation Committee to grant various types of equity awards, including incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards to eligible individuals. A summary of the principal provisions of the 2006 Plan is set forth below. The summary is qualified by reference to the full text of the 2006 Plan, which is attached as Annex A to this Proxy Statement.

Administration

The Compensation Committee of the Board of Directors will administer the 2006 Plan. The Compensation Committee may delegate to a committee of one or more members of the Board the authority to grant or amend awards to participants other than senior executives of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or employees who are “covered employees” within the meaning of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “Code”). The Compensation Committee includes at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Exchange Act, and an “outside director” pursuant to Section 162(m).

The Compensation Committee will have the exclusive authority to administer the 2006 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Compensation Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Eligibility

Persons eligible to participate in the 2006 Plan include non-employee members of the Board, consultants to the Company, and all of the employees of the Company and its subsidiaries, as determined by the Compensation Committee.

Limitation on Awards and Shares Available

The maximum number of shares of common stock available for issuance under the 2006 Plan is 5,000,000. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2006 Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or any tax withholding obligation may be used for grants under the 2006 Plan. Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2006 Plan. Notwithstanding the foregoing, no shares will become available (a) upon the cancellation of existing awards or any similar transactions following the tenth anniversary of shareholder approval of the 2006 Plan or (b) if the return of shares would require additional shareholder approval of the 2006 Plan pursuant to applicable rules of Nasdaq. The shares of common stock covered by the 2006 Plan may be authorized but unissued shares, or shares purchased in the open market.

Awards

The 2006 Plan provides for the grant of incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2006 Plan.

Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2006 Plan. The option exercise price of all stock options granted pursuant to the 2006 Plan will be at least 100% of the fair market value of the common stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event after the tenth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, or by tendering previously acquired shares of common stock with a fair market value at the time of exercise equal to the exercise price or other property acceptable to the Compensation Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale). However, no participant who is a member of the Board or an executive officer of the Company will be permitted to pay the exercise price of an option in any method in violation of Section 13(k) of the Exchange Act.

Restricted stock may be granted pursuant to the 2006 Plan. A restricted stock award is the grant of shares of common stock that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

A stock appreciation right (an “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the fair market value of a share of common stock on the date of grant of the SAR. Payments will be made by the Company in cash or common stock.

The other types of awards that may be granted under the 2006 Plan include performance shares, performance stock units, deferred stock, restricted stock units, and other stock-based awards.

Changes in Capital Structure

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of assets or any other corporate event affecting the common stock or the share price of the common stock in a manner that causes dilution or enlargement of benefits or potential benefits under the 2006 Plan, then the Compensation Committee will make proportionate adjustments to: (i) the aggregate number of, and types of, shares of stock subject to the 2006 Plan, (ii) the terms and conditions of any outstanding awards (including any applicable performance targets) and (iii) the grant or exercise price for any outstanding awards. In addition, in such a case or in the event of any unusual or nonrecurring transactions or events affecting the Company or of changes in applicable laws, the Compensation Committee, may, subject to the terms of the 2006 Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the 2006 Plan or with respect to any award: (i) provide for either the termination, purchase or replacement of the awards, (ii) provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding awards and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding awards which may be granted in the future, (iv) provide for the acceleration of vesting or exercisability of the awards and (v) provide that the awards cannot vest or be exercised after the event that triggers the action.

Amendment and Termination

The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the 2006 Plan at any time; provided, however, that shareholder approval must be obtained for any amendment to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2006 Plan, to extend the exercise period for an option beyond ten years from the date of grant or to allow a material increase in the benefits or change the eligibility requirements under the 2006 Plan. In addition, without approval of the Company’s shareholders, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2006 Plan in connection with changes in the Company’s capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

In no event may an award be granted pursuant to the 2006 Plan on or after the tenth anniversary of the effectiveness of the Plan.

Securities Law

The 2006 Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 2006 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 2006 Plan and options and other Awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Federal Income Tax Consequences

The tax consequences of the 2006 Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the 2006 Plan, and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

Nonqualified Stock Options.   For federal income tax purposes, an optionee generally will not recognize taxable income on the grant of a nonqualified stock option (an “NQSO”) under the 2006 Plan, but upon the exercise of an NQSO will recognize ordinary income, and the Company generally will be entitled to a deduction. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO, and any subsequent gain or loss will generally be taxable as capital gains or losses.

Incentive Stock Options.   An optionee generally will not recognize taxable income upon either the grant or exercise of an Incentive Stock Option (an “ISO”); however, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee for purposes of the alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares of the common stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of exercise. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the ISO exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the shares of common stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee’s ordinary income generally is limited to excess, if any, of the amount realized in such disposition over the option exercise price paid. The Company (or other employer corporation) generally will be entitled to a tax deduction with respect to an ISO only to the extent the optionee has ordinary income upon sale or other disposition of the shares of common stock.

Stock Appreciation Rights.   No taxable income is generally recognized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the amount the recipient recognizes as ordinary income.

Restricted Stock and Deferred Stock.   A participant to whom restricted or deferred stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless, in the case of restricted stock, an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price therefore. Similarly, when deferred stock vests and is issued to the employee, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. If an election is made under Section 83(b) with respect to restricted stock, the employee generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore and the Company will be entitled to a deduction for the same amount. The Code does not permit a Section 83(b) election to be made with respect to deferred stock.

Dividend Equivalents.   A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Performance Awards.   A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or common stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments.   A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

Section 162(m) Limitation.   In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, transfers of property and benefits paid under nonqualified retirement plans) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation.”  Under Section 162(m), stock options and SARs will satisfy the “performance-based compensation” exception if the awards of the options or SARs are made by a committee of the Board of Directors consisting solely of two or more “outside directors,” the plan sets the maximum number of shares that can be granted to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option or SAR exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other types of awards may only qualify as “performance-based compensation” if such awards are granted or payable only to the recipients based upon the attainment of objectively determinable and pre-established performance targets established by a qualifying committee of the Board and related to performance goals approved by the Company’s shareholders.

The 2006 Plan has been designed in order to permit the Compensation Committee to grant stock options and SARs that will qualify as “performance-based compensation” under Section 162(m). In addition, in order to permit Awards other than stock options and SARs to qualify as “performance-based compensation,” the 2006 Plan allows the Compensation Committee to designate as “Section 162(m) Participants” employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m). The Compensation Committee may grant awards to Section 162(m) Participants that vest or become exercisable upon the attainment of specific performance targets that are related to one or more of the performance goals set forth in the 2006 Plan. The Company’s shareholders are also being asked in this proposal to approve the performance goals established in the 2006 Plan.

Performance Goals Under the 2006 Plan

General.   As described above, the 2006 Plan contains performance goals that govern the grant of certain awards under the 2006 Plan. The Company is requesting that the shareholders approve the performance goals for the grant of certain awards under the 2006 Plan to comply with the requirements of Section 162(m) and regulations promulgated thereunder, as discussed above.

Eligible Employees.   Restricted stock awards, deferred stock awards, performance awards, dividend equivalents and stock payments under the 2006 Plan are limited to Section 162(m) Participants who are selected by the Compensation Committee to participate. However, only such awards granted to such Section 162(m) Participants can qualify as performance-based compensation under Section 162(m).

Administration of Performance Goals.   The Compensation Committee has discretion to determine if awards under the 2006 Plan are intended to qualify as performance-based compensation under Section 162(m) or not. If any awards other than options or SARs are so intended to qualify, then, within 90 days of the start of each performance period, the Compensation Committee (i) designates one or more Section 162(m) Participants, (ii) selects the performance goal or goals applicable to the designated performance period, (iii) establishes the various targets and bonus amounts which may be earned for such performance period and (iv) specifies the relationship between performance goals and targets and the amounts to be earned by each Section 162(m) Participant for such performance period. The Compensation Committee may designate, as the performance period for awards intended to be qualified performance-based compensation under the 2006 Plan, the Company’s fiscal year or any other fiscal period or period of service (or such other time as may be required or permitted by Section 162(m)).

The performance goals used to determine the terms and conditions of awards intended to be qualified performance-based compensation under the 2006 Plan are based on any or all of the following business criteria with respect to the Company, any subsidiary or any division or operating unit: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Compensation Committee), sales or revenue, net income (either before or after taxes), cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of the common stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Each business criterion will be determined in accordance with generally accepted accounting principles, or will be subject to such adjustments as the Compensation Committee may specify at the beginning of the performance period with respect to an award (other than an option or SAR) that is intended to qualify as qualified performance-based compensation.

The Compensation Committee must certify the attainment of the applicable performance target before a Section 162(m) award is paid under the 2006 Plan. In determining the amounts paid to any Section 162(m) Participant, the Compensation Committee has the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that it may deem relevant to the assessment of individual or corporate performance for the designated performance period.

New Plan Benefits

No awards will be granted under the 2006 Plan until it is approved by the Company’s shareholders. In addition, awards granted under the 2006 Plan are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2006 Plan or the benefits that would have been received by such participants if the 2006 Plan had been in effect in the year ended December 31, 2005.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to approve the 2006 Plan. Because abstentions and broker non-votes are not treated as shares cast, they will not have the effect of a negative vote with respect to approval of the 2006 Plan.

RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR the approval of the USANA Health Sciences, Inc. 2006 Equity Incentive Award Plan.

PROPOSAL #4—THE LIABILITY AMENDMENT

The Company’s shareholders are requested to approve an amendment to the Company’s Articles of Incorporation that limits the personal liability of directors to the Company and its shareholders for monetary damages to the fullest extent permitted under the Act. The Liability Amendment will add a new Article V to the Company’s existing Articles of Incorporation. The text of the new Article V will be substantially as follows:

“ARTICLE V

LIMITATION OF LIABILITY OF DIRECTORS

To the fullest extent permitted by the Act or any other applicable law as the same now exists or as it may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for:

(a)    the amount of a financial benefit received by a director to which he is not entitled;

(b)   an intentional infliction of harm on the corporation or the shareholders;

(c)    a violation of Section 16-10a-842 of the Act (unlawful distributions); or

(d)   an intentional violation of criminal law.

Neither an amendment nor repeal of this Article V, nor the adoption of any provision of the Corporation’s Articles of Incorporation that are inconsistent with this Article V, shall eliminate or reduce the effect of this Article V with respect to any matter that occurs or any action or proceeding that accrues or arises prior to such amendment or repeal of this Article V or the adoption of a provision in these Articles that is inconsistent with this Article V.”

Section 16-10a-1007 of the Act permits a corporation’s board of directors to restate its articles of incorporation at any time with or without shareholder action. If both the Liability Amendment and the Indemnification Amendment (described below) are approved by shareholders, then instead of filing an amendment to the Company’s existing Articles of Incorporation with the Division of Corporations of the State of Utah, the Company would file with the Division the form of Amended and Restated Articles, containing both amendments, in substantially the form attached as Annex B to this proxy statement (the “Amended and Restated Articles”).

After the Liability Amendment is approved, and at any time prior to the Company filing the Amended and Restated Articles to effect the amendment, the Liability Amendment may be abandoned without further shareholder action in the discretion of the Board of Directors.

On February 7, 2006, the Board of Directors approved the Liability Amendment, subject to shareholder approval. If the Liability Amendment is approved by holders of the requisite number of shares of the Company’s stock and unless abandoned by the Board of Directors, it will become effective when the Company files the Amended and Restated Articles with the Utah Department of Commerce, Division of Corporations and Commercial Code.

Although the Liability Amendment would limit the ability of the Company and its stockholders to recover monetary damages from a director for any action taken or failure to take an action, it would not reduce or eliminate the duties required of directors. Directors would continue to be required to discharge duties in good faith, with the same level of care an ordinarily prudent person in like position would exercise under similar circumstances, and in a manner the director or officer reasonably believed to be in the best interest of the corporation. In discharging his or her duties, a director or officer is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by (a) one or more officers or employees of the corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants or other persons as to matters the director or officer reasonably believes are within the person’s professional or expert competence; or (c) in the case of the director, a committee of the board of directors of which he or she is not a member, if the director reasonably believes the committee merits confidence.

Purpose of the Liability Amendment

Section 841 of the Act provides that a Utah corporation may eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages for any action taken or failure to take any action as a director except liability for: (a) The amount of a financial benefit received by a director to which he is not entitled; (b) An intentional infliction of harm on the corporation or the shareholders; (c) A violation of Section 16-10a-842; or (d) An intentional violation of criminal law. If adopted, the Liability Amendment, which has been adopted by many other Utah corporations, would secure for the Company and its directors the benefit of Section 841. Shareholder approval of a board resolution or an amendment to the Articles of Incorporation is required to effect this permitted limitation of liability.

The Utah legislature enacted Section 841 in response to changes in the market for directors’ liability insurance, including the significant increase in the number and magnitude of lawsuits against directors and the unavailability of insurance on traditional terms or on any terms at all. The Utah legislature considered this development a threat to the quality and stability of the governance of Utah corporations, because of the unwillingness of directors to serve without the protections traditionally available to them against claims arising out of their services, and because of the deterrent effect on entrepreneurial decision-making by directors who do serve. Although the Company has not experienced significant difficulty in attracting and retaining well qualified directors, officers and employees in the past, the Board believes that the continued success of the Company in attracting and retaining qualified directors, officers and employees is dependent, at least in part, on the Company’s ability to be competitive with many other corporations that have adopted provisions providing for the limits to the liability of directors permissible under the Act. The Board of Directors believes that the Liability Amendment will help enable the Company to remain competitive in recruiting qualified directors.

The Board of Directors recognizes that current and future directors and officers could benefit from the approval of the proposed amendment and, in this connection, the directors and officers may be considered to have a conflict of interest. The Board believes, however, that the proposed amendment is in the best interests of the Company.

The Liability Amendment is not being made in response to any proposed or threatened shareholder derivative action involving the Company or other attempt to impose liability on the directors or officers of the Company.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to approve the Liability Amendment. Because abstentions and broker non-votes are not treated as shares cast, they will not have the effect of a negative vote with respect to approval of the Liability Amendment.

RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR approval of the Liability Amendment.

PROPOSAL #5—THE INDEMNIFICATION AMENDMENT

The Company’s shareholders are requested to approve an amendment to the Company’s Articles of Incorporation that provides for the indemnification of officers and directors of the Company against liabilities and expenses incurred by such persons in connection with any action, suit or proceeding by reason of the fact that they are or were serving as a director or officer of the Company and to advance expenses for such proceedings to the fullest extent permitted under the Act. The Indemnification Amendment will add a new Article VI to the Company’s existing Articles of Incorporation. The text of the new Article VI will be substantially as follows:

“ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by the Act or any other applicable law as the same now exists or as it may hereafter be amended, (i) the Corporation shall indemnify any person who has been made or who has been threatened to be made a party to any action, suit, or proceeding (whether formal or informal, or whether civil, criminal, administrative, or investigative) for all liabilities and expenses incurred by such person in connection with such action, suit, or proceeding by reason of the fact that he (or his estate or personal representative) is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served, at the request of the Corporation, as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation, of another person or entity, or of an employee benefit plan, and (ii) the Corporation shall advance such expenses to such person in advance of a final disposition of such action, suit, or proceeding.

Neither an amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation’s Articles of Incorporation that is inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI with respect to any matter that occurs or any action or proceeding that accrues or arises prior to such amendment or repeal of this Article VI or the adoption of a provision in these Articles that is inconsistent with this Article VI.”

Section 16-10a-1007 of the Utah Revised Business Corporation Act permits a corporation’s board of directors to restate its articles of incorporation at any time with or without shareholder action. If both the Liability Amendment (described above) and the Indemnification Amendment are approved by shareholders, then instead of filing an amendment to the Company’s existing Articles of Incorporation with the Utah Division of Corporations, the Company would file the Amended and Restated Articles, containing both Amendments.

After the Indemnification Amendment is approved, and at any time prior to the Company filing the Amended and Restated Articles to effect the amendment, the Indemnification Amendment may be abandoned without further shareholder action in the discretion of the Board of Directors.

On February 7, 2006, the Board of Directors approved the Indemnification Amendment, subject to shareholder approval. If the Indemnification Amendment is approved by holders of the requisite number of shares of the Company’s stock and unless abandoned by the Board of Directors, it will become effective when the Company files the Amended and Restated Articles with the Utah Division of Corporations.

Currently, provisions regarding the indemnification of directors and officers of the Company are contained in the Company’s bylaws. Under the relevant bylaw provisions, the Company must indemnify each director or officer against any claims or liabilities to which they become subject by reason of their service as a director or officer. The Company must also determine that a director or the claim or liability did not arise out of the director or officer’s “own negligence or willful misconduct.” Neither of these standards is defined under the Act and, consequently, they can be difficult to apply under a particular set of facts. Instead, the Act permits a corporation to indemnify its directors and officers only if: (a) his or her conduct was in good faith, and (b) he or she reasonably believed that his or her conduct was in, or not opposed to, the Company’s best interests, and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Under new Article VI, the Company would indemnify directors and officers, provided that the act or omission met the foregoing standards, and did not fall into one of the exceptions under which indemnification is not authorized by the Act, which include: (a) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (b) a proceeding charging that the director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Purpose of the Indemnification Amendment

In recent years there has been an increase in the amount of litigation seeking to impose liability on directors and officers of publicly held corporations. The costs of defending or settling these actions, whether or not the actions are well founded, may be substantial. Even in proceedings in which a director, officer, employee or agent is not named as a defendant, an individual may incur substantial expenses or attorneys’ fees if he or she is called as a witness or becomes involved in the proceeding in any other way. As a result, an individual may conclude that potential exposure to the costs and risks of proceedings in which he or she may become involved exceeds any benefit to him or her from serving as a director or officer of the Company. Indeed, many other public companies have adopted such protective provisions for their directors and officers in their charter documents. Although the Company has not experienced significant difficulty in attracting and retaining well qualified directors, officers and employees in the past, the Board believes that, given the increased size of the Company, the continued success of the Company in attracting and retaining qualified directors, officers and employees is dependent, at least in part, on the Company’s ability to be competitive with many other corporations that have adopted provisions providing for the fullest indemnification protection available. The Board of Directors believes that the Indemnification Amendment will help enable the Company to remain competitive in recruiting directors, officers and employees.

The Board of Directors recognizes that current and future directors and officers could benefit from the approval of the Indemnification Amendment and, in this connection, the directors and officers may be considered to have a conflict of interest. The Board believes, however, that the proposed amendment is in the best interests of the Company.

The Indemnification Amendment is not being made in response to any proposed or threatened shareholder derivative action involving the Company or other attempt to impose liability on the directors or officers of the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to approve the Indemnification Amendment. Because abstentions and broker non-votes are not treated as shares cast, they will not have the effect of a negative vote with respect to approval of the Indemnification Amendment.

RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR approval of the Indemnification Amendment.

REPORT OF THE AUDIT COMMITTEE

[The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent USANA specifically incorporates this information by reference, and shall not otherwise be deemed filed under those acts.]

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The directors who serve on the Audit Committee are all independent for purposes of Rule 4200(A)(15) of The Nasdaq Marketplace Rules.

The Audit Committee operates under a written charter adopted by the Board of Directors.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2005.

We have discussed with the independent public accountants of the Company, Grant Thornton LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, which includes a review of the findings of the independent accountants during its examination of the Company’s financial statements.

We have received and reviewed written disclosures and the letter from Grant Thornton, required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and we have discussed with Grant Thornton their independence under such standards. We have concluded that the independent public accountants are independent from the Company and its management.

Based on our review and discussions referred to above, we have recommended to the Board of Directors (and the Board has approved our recommendation) that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee:

Ronald S. Poelman (Chairman)
Robert Anciaux
Jerry G. McClain

EXECUTIVE OFFICERS

The executive officers of USANA at December 31, 2005, and as of the date of this Proxy Statement, were:

Name	Position
Myron W. Wentz, Ph.D.	Chairman of the Board and Chief Executive Officer
David A. Wentz	President
Fred W. Cooper. Ph.D.	Executive Vice President of Operations
Gilbert A. Fuller	Executive Vice President, Chief Financial Officer, and Secretary
Kevin Guest	Executive Vice President of Marketing
Bradford Richardson	Executive Vice President of Asia Pacific
Mark H. Wilson	Executive Vice President of Customer Relations
Timothy E. Wood, Ph.D.	Executive Vice President of Research and Development

Biographical information for Myron W. Wentz is included in the discussion on page 6 concerning the nominees for director. The following information is provided regarding David A. Wentz, and Messrs. Cooper, Fuller, Guest, Richardson, Wilson, and Wood.

David A. Wentz, 35, President. Mr. Wentz joined USANA as a part-time employee in 1992. He has been a full-time employee since March 1994. From 1993 until April 2004 he was a member of the Company’s Board of Directors. Mr. Wentz was appointed President of USANA in July 2002, previously serving as Executive Vice President from October 2001 to July 2002. He served as the Senior Vice President of Strategic Development from June 1999 to October 2001 and as the Vice President of Strategic Development from August 1996 to June 1999. Mr. Wentz received a B.S. degree in Bioengineering from the University of California, San Diego. Mr. Wentz is the son of Dr. Wentz, the Chairman and Chief Executive Officer of the Company.

Fred W. Cooper, Ph.D., 43, Executive Vice President of Operations. Dr. Cooper was a consultant to the Company from 1997 until early 1998. In February 1998 he joined the Company on a part-time basis as Director of Special Projects. From April 1998 until April 1999 he was employed as a full-time employee in the capacity of Executive Director of Information Technology, and from April 1999 until August 2000, with the title of Vice President of Information Technology. From August 2000 until July 2003, Dr. Cooper was employed by the Company on a part-time basis as Vice President of Information Technology. He was again brought on as a full time employee in July 2003 as Vice President of Operations. In January 2006, he was appointed Executive Vice President of Operations. Prior to joining USANA, from April 1994 to February 1998, Dr. Cooper was the Director of Market Research and then later promoted to Director of Corporate Network Operations for Human Affairs International, a subsidiary of Aetna. Dr. Cooper received a B.S. in Finance and a B.S. in Psychology from the University of Utah. He earned a Ph.D. in Business Administration from the University of Utah.

Gilbert A. Fuller, 65, Executive Vice President, Chief Financial Officer, and Secretary. Mr. Fuller joined USANA in May 1996 as the Vice President of Finance. Mr. Fuller served in this role from May 1996 to June 1999, when he was appointed Senior Vice President. Mr. Fuller has been Chief Financial Officer since October 1997. In January 2006, he was appointed Executive Vice President and Chief Financial Officer. Before joining USANA, from January 1994 to May 1996, Mr. Fuller was the Executive Vice President of Winder Dairy, Inc., a regional commercial dairy operation. From May 1991 through October 1993, Mr. Fuller was Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer and network marketer of personal care products. From July 1984 through January 1991,

Mr. Fuller was the Vice President and Treasurer of Norton Company, a multinational manufacturer of ceramics and abrasives. Mr. Fuller is a Certified Public Accountant and received a B.S. in Accounting and an M.B.A. from the University of Utah.

Kevin Guest, 43, Executive Vice President of Marketing. Mr. Guest joined USANA on a part-time basis in April 2003, as Executive Director of Media and Events. Following the acquisition of FMG Productions, a media, video, and event productions company founded by Mr. Guest, he was brought on as a full-time employee and promoted to Vice President of Media and Events in February 2004. In January 2006, he was appointed Executive Vice President of Marketing. Prior to joining USANA full-time, from 1992 to February 2004, Mr. Guest served as the Managing Partner of FMG Productions. Mr. Guest has been part of the media production arena for more than 20 years and has received numerous awards for producing, directing, and writing. He has produced all of USANA’s audio, video, and event productions worldwide for the past 13 years. Mr. Guest earned a B.A. in Communications from Brigham Young University.

Bradford Richardson, 41, Executive Vice President of Asia Pacific. Mr. Richardson joined USANA in December 1997 as Director of International Development. Mr. Richardson served as Executive Director of International Development from November 1998 to December 1999. Until January 2006, when he was appointed Executive Vice President of Asia Pacific, he served as Vice President of International. Prior to joining USANA, Mr. Richardson held international business development positions with Dell, Inc. and Lexmark International, Inc., where he focused on business development in the Asia Pacific region. Mr. Richardson received a B.A. from American University in Washington, D.C., and an MBA from the Wharton School of the University of Pennsylvania.

Mark H. Wilson, 41, Executive Vice President of Customer Relations. Mr. Wilson joined USANA in October 1996 as Director of Customer Relations. Mr. Wilson served as Executive Director of Customer Relations from 1998 to April 2000. From April 2000 to January 2006, he served as the Vice President of Customer Relations. In January 2006, he was appointed Executive Vice President of Customer Relations. Prior to joining USANA, from October 1994 to October 1996, Mr. Wilson was owner/partner of Great Basin Marketing, a consulting company specializing in call center start-up and operational management. Prior to joining Great Basin Marketing, from July 1991 until October 1994, Mr. Wilson was Director of Inbound Order Express and Data Processing for Melaleuca, Inc. Mr. Wilson holds a B.S. in Communications from the University of Utah.

Timothy E. Wood, Ph.D., 57, Executive Vice President of Research and Development. Dr. Wood joined USANA in June 1996 as Director of Research and Development. Dr. Wood served in this role from June 1996 to June 1999, when he was appointed Vice President of Research and Development. In January 2006, he was appointed Executive Vice President of Research and Development. Before joining USANA, Dr. Wood served as Vice President of Research and Development for AgriDyne Technologies, Inc., formerly known as NPI, from 1992 to 1995, where he managed a team of 25 scientists. From 1980 to 1992, Dr. Wood served as Research Manager and Senior Scientist for AgriDyne Technologies. Dr. Wood received a B.S. in Environmental Biology from the University of California, Santa Barbara. He earned an M.S. in Environmental Sciences and a Ph.D. in Biology from Yale University.

COMMON STOCK OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 24, 2006 by (1) each person known to be the beneficial owner of more than 5% of the issued and outstanding common stock, (2) the executive officers and directors of USANA individually, and (3) the executive officers and directors as a group. Except as indicated in the footnotes below, each of the persons listed is believed to exercise sole voting and investment power over the shares of common stock listed for such individual or entity in the table. Unless otherwise indicated, the mailing address of the shareholder is the address of USANA, 3838 West Parkway Blvd., Salt Lake City, Utah 84120.

	Number of	Percent of
Name and Address	Shares (1)	Class (2)
Beneficial Owners of More Than 5%
Gull Holdings, Ltd.	8,536,564	45.6%
4 Finch Road
Douglas, Isle of Man
Barclays Global Investors	1,123,955	6.1%
45 Fremont Street, 17th Floor
San Francisco, CA 94105
Directors and Executive Officers
Myron W. Wentz, Ph.D.(3)	8,536,564	45.6%
Chairman of the Board and CEO
David A. Wentz, President(4)	378,609	2.1%
Fred W. Cooper, Ph.D.(5)	45,767	*
Executive Vice President of Operations
Gilbert A. Fuller(6)	10,954	*
Executive Vice President and CFO
Kevin Guest(7)	34,000	*
Executive Vice President of Marketing
Bradford Richardson(8)	51,155	*
Executive Vice President of Asia Pacific
Mark H. Wilson(9)	44,815	*
Executive Vice President of Customer Relations
Timothy E. Wood, Ph.D.(10)	9,500	*
Executive Vice President of Research and Development
Robert Anciaux, Director(11)	10,000	*
Jerry G. McClain, Director(12)	25,200	*
Ronald S. Poelman, Director(13)	33,000	*
Denis E. Waitley, Ph.D., Director(14)	90,000	*
Directors and Officers as a group (12 persons)	9,269,564	48.9%

*                    Less than one percent.

(1)          All entries exclude beneficial ownership of shares issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of the date of this Proxy Statement.

(2)          Percentages rounded to nearest one—tenth of one percent. Percentages are based on 18,442,698 shares outstanding on February 24, 2006. Shares of common stock subjected to options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)          Includes 8,256,564 shares held of record by Gull Holdings, Ltd., an Isle of Man company 100% owned by Dr. Wentz, and 280,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement. Because of his control of Gull Holdings, Ltd, Dr. Wentz is deemed to be the beneficial owner of the shares owned of record by Gull Holdings, Ltd.

(4)          Includes 369,750 shares held of record and 8,859 shares held in the executive’s 401(k) account.

(5)          Includes 40,000 shares held of record and 5,767 shares held in the executive’s 401(k) account.

(6)          Includes 10,600 held of record and 354 shares held in the executive’s 401(k) account.

(7)          Includes 34,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

(8)          Includes 37,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, 10,500 shares held of record, and 3,655 shares held in the executive’s 401(k) account.

(9)          Includes 43,900 held of record and 915 shares held in the executive’s 401(k) account.

(10)   Includes 9,500 shares held of record.

(11)   Includes 10,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

(12)   Includes 25,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement and 200 shares held of record.

(13)   Includes 33,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

(14)   Includes 90,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee during fiscal 2005 was composed of Robert Anciaux, Chairman, Jerry G. McClain, and Ronald S. Poelman. All members of the Compensation Committee are independent directors. No member of the Company’s Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no director or executive officer is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

[The following report of the Compensation Committee shall not be deemed to be incorporated by reference or to be filed by any general statement that incorporates this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent USANA specifically incorporates this information by reference.]

The Compensation Committee administers the compensation program for the Company’s executive officers and other senior management personnel (“Management Personnel”). The Compensation Committee consists only of non-employee directors, who have been appointed by the Board.

The Objectives of Our Compensation Program

The objectives of our compensation program are as follows:

•       To attract and retain Management Personnel who have the intelligence, education, and experience that are required to administer effectively the affairs of the Company; and

•       To motivate our Management Personnel to grow the Company’s revenues and profits for the benefit of our shareholders.

The Components of Our Compensation Program

The primary components of our compensation program, including the relationship of these components to the Company’s performance, are as follows:

•       Base Salary.   We pay our Management Personnel a base salary, which the Compensation Committee determines after evaluating several factors, including: (i) the responsibilities of the applicable position; (ii) the individual’s education, expertise, experience, and seniority within the Company; and (iii) the fair range of salaries for similar positions at other companies of similar size in our industry. The Compensation Committee reviews the salaries of our Management Personnel at least annually and makes adjustments, effective July 1 of each year, based on the above factors, including the relevant inflation rate. In the last few years, the Compensation Committee has deliberately set the salaries of certain of our Management Personnel at levels that are lower than the fair range of salaries for such positions because, as described below, those Management Personnel have otherwise been compensated significantly through the Company’s stock option grants. Notably, as described below, the Compensation Committee has increased the salaries of its Management Personnel, beginning in January of 2006, as part of a multi-year strategy to implement a new compensation program that is intended both to retain and motivate our existing Management Personnel and to attract new Management Personnel.

•       Cash Bonus.   We pay our Management Personnel a cash bonus, in addition to the base salary. During the last fiscal year of 2005, we based this cash bonus on primarily the level of enrollments and retention of our Associates. Our intent with this approach was to motivate our Management Personnel to grow the Company’s revenue, because our revenue growth correlates with the growth of the number of our Associates. For 2006, we have established a cash bonus plan that is based on our growth in revenues and operating profits, with significant emphasis on revenue growth.

•       Stock Option Plan.   We have granted stock options to our management Personnel. In general, we have not made annual grants in the last several years. Instead, we have made grants of a significant number of shares that have customarily vested over four or five years. We believe that these stock option grants have significantly motivated our Management Personnel to grow the Company’s revenues and profits for the benefit of our shareholders. The Board of Directors has adopted the Company’s 2006 Equity Incentive Award Plan (the “2006 Plan”) for our Management Personnel

and other key employees. The Board of Directors will submit this 2006 Plan to our shareholders for approval at our 2006 Annual Meeting of Shareholders. This 2006 Plan will allow us to make equity awards in forms other than stock options. Indeed, once the 2006 Plan is approved by the shareholders, we plan generally to grant stock appreciation rights to our Management Personnel, instead of stock options. Moreover, our intention is to make grants every year instead of once every four or five years.

•       Insurance Plans and Other Benefits.   We provide insurance plans and other benefits to our Management Personnel that are similar to those plans and benefits that are customarily provided to executive personnel by other similarly sized companies in our industry.

Compensation of Our Founder, Chairman, and Chief Executive Officer

The Company’s Founder and Chairman of the Board of Directors, Dr. Myron W. Wentz, has served with the title of Chief Executive Officer of USANA since its inception. During 2005, we paid no salary and no cash bonus to Dr. Wentz. At the end of 2005, however, the Compensation Committee made a stock option grant to Dr. Wentz, which was fully vested as of the date of grant. We approved this grant to Dr. Wentz in recognition of his significant, on-going contribution to the Company. Additionally, we fully vested this option grant to take advantage of anticipated changes in the accounting rules for stock options that will become effective in 2006.

Our Recent Comprehensive Review of our Compensation Program

In 2005, the Compensation Committee hired Frederick W. Cook & Co., Inc., a nationally recognized executive compensation consulting firm, to assist the Compensation Committee in implementing a new compensation program that is intended both to retain the Company’s existing Management Personnel and to attract new Management Personnel. With this assistance, the Compensation Committee has approved a multi-year strategy to change significantly the compensation program for our Management Personnel, including salaries, bonuses, and equity awards. Based on this strategy, in January 2006, we increased the base salaries of our Management Personnel and approved the grant of stock options to certain Management Personnel. In July 2006, the customary time of our annual review, we will review the salaries of our Management Personnel and likely approve grants of stock appreciation rights under the 2006 Plan.

Internal Revenue Code Section 162(m)

In implementing our compensation program, we consider the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation that exceeds one million dollars in any taxable year for the Chief Executive Officer and the other senior executive officers, except for compensation that is performance-based under a plan that is approved by the shareholders of the corporation and that meets certain other technical requirements. Based on these requirements, the Compensation Committee has determined that Section 162(m) will not prevent the Company from receiving a tax deduction for any of the compensation paid to our Management Personnel.

Respectfully submitted by the members of the Compensation Committee:

Robert Anciaux (Chairman)
Jerry G. McClain
Ronald S. Poelman

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the annual and long-term compensation for services rendered in all capacities to the Company for the last three fiscal years of the Chief Executive Officer and certain of the most highly compensated executive officers of the Company whose total annual salary and bonus exceeds $100,000 (“Named Executive Officers”).

		Annual Compensation
						Long-Term
						Compensation
						Securities
					Other Annual	Underlying	All Other
Name and Position During 2005	Year	Salary	Bonus		Compensation(1)	Options	Compensation(2)
Myron W. Wentz, Ph.D.(3)	2005	—	—		—	280,000	—
Chairman and CEO	2004	—	—		—	0	—
	2003	—	—		—	0	—
David A. Wentz	2005	$149,922	$22,218	(4)	$2,072,500	0	$2,690
President	2004	$149,922	$37,705	(5)	$1,883,800	0	$2,445
	2003	$149,168	$29,567	(6)	$602,150	0	$2,420
Fred W. Cooper(7)	2005	$140,400	$20,807	(4)	$541,701	0	$3,837
Executive Vice President	2004	$137,534	$34,590	(5)	$1,099,699	0	$4,378
of Operations	2003	$103,910	$26,595	(6)	$1,092,606	0	$5,051
Gilbert A. Fuller	2005	$177,148	$26,253	(4)	$1,722,548	0	$6,660
Executive Vice President and	2004	$173,532	$43,643	(5)	$1,279,885	0	$6,256
Chief Financial Officer	2003	$168,318	$33,793	(6)	$1,237,050	0	$7,000
Bradford Richardson	2005	$145,600	$38,497	(4)	$944,138	0	$2,863
Executive Vice President	2004	$142,628	$35,871	(5)	$1,049,348	0	$2,612
of Asia Pacific	2003	$137,385	$27,098	(6)	$1,831,257	0	$2,510
Mark H. Wilson	2005	$140,400	$20,807	(4)	$386,045	0	$5,255
Executive Vice President	2004	$137,534	$34,590	(5)	$1,330,335	0	$4,899
of Customer Relations	2003	$128,391	$25,597	(6)	$1,308,154	0	$5,065
Timothy E. Wood	2005	$140,500	$20,822	(4)	$2,354,834	0	$4,950
Executive Vice President of	2004	$137,534	$34,590	(5)	$1,189,460	0	$4,432
Research and Development	2003	$129,073	$25,724	(6)	$1,185,157	0	$4,001

(1)          Includes the gain realized upon the exercise of stock options.

(2)          Includes employer’s matching contribution to the executive’s 401(k) plan in each listed fiscal year.

(3)          Dr. Wentz did not take any compensation for services provided to USANA in the years indicated.

(4)          Amounts indicated as bonus were paid in 2006 for performance realized in fiscal year 2005.

(5)          Amounts indicated as bonus were paid in 2005 for performance realized in fiscal year 2004.

(6)          Amounts indicated as bonus were paid in 2004 for performance realized in fiscal year 2003.

(7)          Dr. Cooper was employed by the Company on a part-time basis during fiscal years 2002 and 2003. He commenced full-time employment in July 2003 as Vice President of Operations.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information with respect to stock options granted to each of the Named Executive Officers during fiscal 2005.

Potential realizable
value at assumed
annual rates of
stock price appreciation
	Individual Grants				for option term
	Number of	% of total
	securities	options
	underlying	granted to	Exercise or
	options	employees in	base price	Expiration
Name	granted (#)	fiscal year	($/Sh)	date	5% ($)	10% ($)
Myron W. Wentz, Ph.D.	280,000	70.71%	$39.18*	12/3/2015	$6,899,226	$17,483,992

*                    Equals average closing price of the five trading days prior to grant

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

The following table sets forth information with respect to the exercise of stock options by the Named Executive Officers during the year ended December 31, 2005, as well as the aggregate number and value of unexercised options held by all Named Executive Officers at December 31, 2005. In accordance with Securities and Exchange Commission rules, the value of unexercised options is calculated by subtracting the exercise price from $38.36, the closing price of the common stock as reported on Nasdaq on December 30, 2005.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money Options
	Acquired	Value	Options at 12/31/2005	at 12/31/2005
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
David A. Wentz	60,000	$2,463,650	90,000/50,000	$3,386,250/$l,88l,250
Fred W. Cooper	50,000	$2,410,161	0/80,000	$0/$3,002,800
Gilbert A. Fuller	50,000	$2,114,023	0/80,000	$0/$3,002,800
Bradford Richardson	25,500	$1,058,363	44,500/80,000	$1,658,158/$3,002,800
Mark H. Wilson	50,000	$2,182,245	0/80,000	$0/$3,002,800
Timothy E. Wood, Ph.D.	65,000	$2,764,522	0/80,000	$0/$3,002,800

EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

The Company has no employment agreements with any of the Named Executive Officers.

COMPENSATION PLANS

The Company maintains the 1998 Stock Option Plan (“1998 Plan”) approved by shareholders under which options and other nonstatutory awards were granted to employees, officers, directors and consultants of the Company. The Compensation Committee of the Board of Directors now administers the plan. The total number of shares of common stock reserved for issuance under the 1998 Plan was 8,000,000 shares. As of December 31, 2005, options for the purchase of 22,296 shares remained issuable upon outstanding options under the 1998 Plan.

In 2002, the Company adopted and the shareholders approved the 2002 USANA Health Sciences, Inc. Stock Plan (“2002 Plan”), under which nonstatutory and statutory awards have been granted to employees, officers and directors. With the adoption of the 2002 Plan, the Board of Directors determined that no further awards would be granted under the 1998 Plan. The total number of shares of common stock that may be issued upon exercise of awards granted under the 2002 Plan is 7,000,000 shares. As of December 31, 2005, a total of 2,587,000 shares were available for issuance under options to be granted under the 2002 Plan and 1,751,000 shares were issuable under outstanding options granted previously under the 2002 Plan.

On February 7, 2006, the Board of Directors adopted the 2006 Plan. The Board is seeking shareholder approval of this plan at the Annual Meeting of Shareholders. If the shareholders approve the adoption of the 2006 Plan, no further awards will be made under the 2002 Plan.

The following table sets forth information as of December 31, 2005, with respect to shares of common stock to be issued upon the exercise, and the weighted-average exercise price, of all outstanding options and rights granted under our equity compensation plans, as well as the number of shares available for future issuance under those plans.

Equity Compensation Plans in Effect

	Number of Securities to be	Weighted-Average	Number of Securities
	Issued upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options,	Outstanding Options,	Future Issuance Under
Plan Category (1)	Warrants and Rights	Warrants and Rights	Equity Compensation Plans
2002 Stock Option Plan	1,751,000	$17.61	2,587,000
1998 Stock Option Plan	22,296	$2.66	0
Total	1,773,296	$17.42	2,587,000

(1)          Both the 2002 Plan and 1998 Plan were approved by shareholders.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires USANA’s officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with Nasdaq. Officers, directors, and greater-than-ten-percent shareholders are also required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms that they file.

Based solely upon a review of the forms furnished to the Company, and representations made by certain persons subject to this obligation that such filing were not required to be made, the Company believes that all reports required by these individuals and persons under Section 16(a) were filed on time in fiscal year 2005.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly cumulative total returns on our common stock, the Total Return Index for the Nasdaq Stock Market, and ten companies selected in good faith by USANA from its industry (the “Peer Group”) for the last five years. Each of the companies included in the Peer Group markets or manufactures products similar to USANA’s products or markets its products through a similar marketing channel. Each company listed was included in the Peer Group in each of the last five years except NuSkin, which was added to the Peer Group for the first time in the Company’s 2002 proxy statement. The Peer Group includes the following companies: NBTY, Inc. (NYSE: NTY), Nature’s Sunshine Products, Inc. (NASDAQ: NATR), Avon Products, Inc. (NYSE: AVP), NuSkin Enterprises, Inc. (NYSE: NUS), Natural Alternatives International, Inc. (NASDAQ: NAII), Perrigo Company (NASDAQ: PRGO), Reliv International, Inc. (NASDAQ: RELV), Hain Celestial Group (NASDAQ: HAIN), Lifeway Foods, Inc. (NASDAQ: LWAY) and Chattem, Inc. (NASDAQ: CHTT).

USANA’s shares commenced trading in May 1993. The graph assumes an investment on December 31, 2000, of $100 and reinvestment of all dividends into additional shares of the same class of equity, if applicable to the stock or index. This graph is included in accordance with SEC requirements. You are cautioned not to draw any conclusions from this information, as past results are not necessarily indicative of future performance. This graph in no way reflects a forecast of future financial performance or value.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Denis E. Waitley, Ph.D., a director of the Company, has served as a consultant to and spokesperson for the Company since September 1996. During 2005, the Company paid Dr. Waitley consulting fees and royalties totaling $158,000. The consulting contract with Dr. Waitley provides for payments to him of $150,000 per year, and expires in September 2008.

The Audit Committee of the Board of Directors has reviewed and approved the transaction described above.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any matter for action at the Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

The accompanying proxy is solicited on behalf of the Board of Directors. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof.

ANNUAL REPORT

We will mail a copy of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, to each shareholder of record at March 3, 2006. The report on Form 10-K is not deemed a part of the proxy soliciting material.

FURTHER INFORMATION

Additional copies of the Annual Report on Form 10-K for the year ended December 31, 2005 (including financial statements and financial statement schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to USANA, Attention: Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336. The reports and other filings of USANA, including this Proxy Statement, also may be obtained from the SEC’s on-line database, located at www.sec.gov.

By Order of the Board of Directors,

Gilbert A. Fuller
Corporate Secretary

Date: March 14, 2006

ANNEX A

USANA HEALTH SCIENCES, INC.
2006 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

The purposes of the USANA Health Sciences, Inc. 2006 Equity Incentive Award Plan (the “Plan”)
are to:

(1)   Closely associate the interests of management, employees, directors and consultants of USANA Health Sciences, Inc., a Utah corporation (the “Company”), with the shareholders of the Company by reinforcing the relationship between participants’ rewards and shareholder gains;

(2)   Provide management and employees with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value;

(3)   Maintain competitive compensation levels; and

(4)   Provide an incentive to management and employees to remain in continuing employment with the Company and to put forth maximum efforts for the success of its business.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1   “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2   “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

2.3   “Board” means the Board of Directors of the Company.

2.4   “Change in Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than thirty percent (30%) of the voting rights or equity interests in the Company; (ii) a replacement, during a 24-month period, of more than one-half of the members of the Board that is not approved by those individuals who are members of the Board on the date hereof (or other directors previously approved by such individuals); (iii) consummation of a merger or consolidation of the Company or any Subsidiary or a sale of more than one-half of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company’s securities prior to the first such transaction continue to hold at least one-half of the voting rights and equity interests of the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company or any Subsidiary that constitutes or results in a transfer of more than one-half of the voting rights or equity interests in the

Company; or (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Company.

2.5   “Code” means the Internal Revenue Code of 1986, as amended.

2.6   “Committee” means the committee of the Board described in Article 12.

2.7   “Consultant” means any consultant or adviser if:

(a)   The consultant or adviser renders bona fide services to the Company;

(b)   The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c)   The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

2.8   “Covered Employee” means an Employee who is, or may be, as determined by the Committee, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9   “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

2.10   “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.11   “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.12   “Effective Date” shall have the meaning set forth in Section 13.1.

2.13   “Eligible Individual” means any person who is an Employee, a Consultant or a member of the Board, as determined by the Committee.

2.14   “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.15   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16   “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be (i) the mean between the highest and lowest selling price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred; or (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (iii) if Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

2.17   “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.18   “Independent Director” means a member of the Board who is not an Employee of the Company.

2.19   “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.20   “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.21   “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.22   “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.7 of the Plan.

2.23   “Participant” means any Eligible Individual who, as a member of the Board or Employee or Consultant, has been granted an Award pursuant to the Plan.

2.24   “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.25   “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.26   “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.27   “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.28   “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.29   “Performance Unit” means a right granted to a Participant pursuant to Article 8, to receive units of value, including dollar value of shares of Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.30   “Plan” means this USANA Health Sciences, Inc. 2006 Equity Incentive Award Plan, as it may be amended from time to time.

2.31   “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.32   “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.33   “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.34   “Section 409A Award” shall have the meaning set forth in Section 15.1.

2.35   “Securities Act” shall mean the Securities Act of 1933, as amended.

2.36   “Stock” means the common stock of the Company, par value $.001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.37   “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.38   “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

2.39   “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1   Number of Shares.

(a)   Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued, transferred or reserved for issuance pursuant to Awards under the Plan shall be five million (5,000,000) shares. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be the number specified in this Section 3.1(a). Shares of stock that may be issued upon exercise of Options under the Plan shall be authorized and unissued shares of Common Stock, par value $.001 per share, of the Company (“Common Stock”). In the absence of an effective registration statement under the Securities Act of 1933 (the “Act”), all Options granted and shares of Common Stock subject to their exercise will be restricted as to subsequent resale or transfer, pursuant to the provisions of Rule 144, promulgated under the Act.

(b)   To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

3.2   Stock Distributed.   Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3   Limitation on Number of Shares Subject to Awards.   Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, (a) the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a one-year period (measured from the date of any grant) shall be 500,000, and (b) the maximum dollar value payable to any one Participant during a one-year period with respect to awards of Performance Units shall be $500,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1   Eligibility.   Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2   Participation.   Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3   Foreign Participants.   In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3.1 and 3.3 [see comment above regarding Section 3.3] of the Plan.

ARTICLE 5

STOCK OPTIONS

5.1   General.   The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)   Exercise Price.   The exercise price per share of Stock subject to an Option shall be not less than 100% of the Fair Market Value of a share of Stock on the date of the grant.

(b)   Time and Conditions of Exercise.   Each Option shall be fully exercisable at any time within the period beginning not earlier than six months after the date of the option grant and ending not later than ten years after the date of such grant (the “Option Term”), unless the Committee specifies otherwise. In no event, however, shall the Option Term extend beyond ten years after the date of the grant. No Option shall be exercisable after the expiration of the Option Term. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)   Payment   The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) promissory note bearing interest at no less than such rate as shall preclude the imputation of interest under the Code, (iii) shares of Stock having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iv) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option by means of a personal loan or other credit extended by the Company or in any other method which would violate Section 13(k) of the Exchange Act.

(d)   Evidence of Grant.   All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include the number of shares of Common Stock subject to the Option, the exercise date, the Option Term, and such additional provisions as may be specified by the Committee.

5.2   Incentive Stock Options.   The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained Section 13.2 and this Section 5.2.

(a)   Eligibility.   The Committee may grant one or more Incentive Stock Options to employees of the Company or any “subsidiary corporation” thereof (within the meaning of Section 424(f) of the Code and the applicable regulations promulgated thereunder). The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee shall allot a specific number of shares to a participant pursuant to the Plan.

(b)   Individual Dollar Limitation.   The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. Multiple Incentive Stock Options may be granted to an Optionee in any calendar year.

(c)   Ten Percent Owners.   The Committee may determine to grant an Incentive Stock Option to an employee who is also an individual who owns, at the date of grant, directly or indirectly according to the stock ownership attribution rules of Section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company. However, the exercise price of such Option granted shall not be less than 110% of Fair Market Value on the date of grant. Furthermore, the Option may be exercisable for no more than five years from the date of grant.

(d)   Notice of Disposition.   The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant. In order to obtain the favorable tax treatment available for Incentive Stock Options under Section 422 of the Code, the Optionee is prohibited from the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of the shares of Common Stock underlying the Incentive Stock Options until the later of either two (2) years after the date of grant of the Incentive Stock Option, or one (1) year after the transfer to the Optionee of such underlying Common Stock after the Optionee’s exercise of such Incentive Stock Option. Should Optionee choose to make a premature disposition of such underlying Common Stock contrary to such restrictions, the Options related to such Common Stock shall be treated as Non-qualified Stock Options pursuant to the terms of the Plan.

(e)   Right to Exercise.   During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

5.3   Substitution of Stock Appreciation Rights.   The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

5.4   Paperless Exercise.   In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Options by a Participant may be permitted through the use of such an automated system.

5.5   Granting of Options to Independent Directors.   The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:

(a)  Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;

(b) Subject to Section 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and

(c)  Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.

Options granted to Independent Directors shall be Non-Qualified Stock Options.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1   Grant of Restricted Stock.   The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

6.2   Issuance and Restrictions.   Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3   Forfeiture.   Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4   Certificates for Restricted Stock.   Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of

Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1   Grant of Stock Appreciation Rights.   A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

7.2   Coupled Stock Appreciation Rights.

(a)  A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable, provided, however, that the exercise price for any CSAR shall not be less than 100% of the Fair Market Value on the date of grant; and provided, further, that, the Committee in its sole and absolute discretion may provide that the CSAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(b) A CSAR may be granted to a Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c)  A CSAR shall entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company the unexercised portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

7.3   Independent Stock Appreciation Rights.

(a)  An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each ISAR shall be set by the Committee; provided, however, that the exercise price for any ISAR shall not be less than 100% of the Fair Market Value on the date of grant; and provided, further, that, the Committee in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(b) An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

7.4   Payment and Limitations on Exercise.

(a)  Subject to Section 7.4(b) and (c), payment of the amounts determined under Sections 7.2(c) and 7.3(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

(b) To the extent payment for a Stock Appreciation Right is to be made in cash, the Award Agreement shall, to the extent necessary to comply with the requirements of Section 409A of the Code, specify the date of payment, which may be different than the date of exercise of the Stock Appreciation Right. If the date of payment for a Stock Appreciation Right is later than the date of exercise, the Award Agreement may specify that the Participant be entitled to earnings on such amount until paid.

(c)  To the extent any payment under Section 7.2(c) or 7.3(b) is effected in Stock it shall be made subject to satisfaction of any applicable provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1   Performance Share Awards.   Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2   Performance Units.   Any Participant selected by the Committee may be granted one or more Performance Unit awards which shall be denominated in units of value, including dollar value of shares of Stock, and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3   Dividend Equivalents.

(a)  Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Note that paying dividend equivalents on exercise of Options or SARs may result in the treatment of the Option or SAR as deferred compensation under IRC 409A.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.4   Stock Payments.   Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5   Deferred Stock.   Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6   Restricted Stock Units.   The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.7   Other Stock-Based Awards.   Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

8.8   Term.   Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

8.9   Exercise or Purchase Price.   The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10   Exercise Upon Termination of Employment or Service.   An Award of Performance Shares, Performance Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, a Consultant, or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.11   Form of Payment.   Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.12   Award Agreement.   All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1   Purpose.   The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2   Applicability.   This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3   Procedures with Respect to Performance-Based Awards.   To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4   Payment of Performance-Based Awards.   Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5   Additional Limitations.   Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1   Stand-Alone and Tandem Awards.   Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2   Award Agreement.   Awards under the Plan shall be evidenced by written Award Agreements that shall set forth the terms, conditions, limitations and award type for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3   Limits on Transfer.   Except as otherwise provided by the Committee, no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, during the life of the recipient, such award shall be exercisable only by such person or by such person’s guardian or legal representative.

10.4   Death of Optionee.

(a)   Options.   Notwithstanding Section 10.3, upon the death of the Optionee while either in the Company’s employ or within six months after termination of Optionee’s employment, any rights to the extent exercisable on the date of death may be exercised by the Optionee’s estate, or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining effective term of the Option and one year after the Optionee’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

(b)   Incentive Stock Options.   Upon the death of the Optionee while in the Company’s employ or within not more than 90 days after termination of Optionee’s employment, any Incentive Stock Option exercisable on the date of death may be exercised by the Optionee’s estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining Option Term of the Incentive Stock Option and one year after the Optionee’s death.

10.5   Retirement or Disability.

(a)   Options.   Upon termination of the Optionee’s employment by reason of retirement or permanent disability, the Optionee may, within 36 months from the date of termination, exercise any Options to the extent such Options are exercisable during such 36-month period.

(b)   Incentive Stock Options.   Upon termination of the Optionee’s employment by reason of retirement or permanent disability, the Optionee may, within 36 months from the date of termination, exercise any Incentive Stock Options to the extent such Incentive Stock Options are exercisable during such 36-month period. However, the tax treatment available pursuant to Section 422 of the Code will not be available to an Optionee who exercises any Incentive Stock Option more than (i) 12 months after the date of termination of employment due to permanent disability, or (ii) three months after the date of termination of employment due to retirement.

10.6   Termination for Other Reasons.   Except as provided herein or except as otherwise determined by the Committee, all Options shall terminate ninety (90) days after the termination of the Optionee’s employment with the Company.

10.7   Leaves of Absence and Performance Targets.   The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence. The Committee shall also be entitled to make such determination of performance targets, if any, as it deems appropriate.

10.8   Newly Eligible Employees.   The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof, after the commencement of an award or incentive period.

10.9   Stock Certificates; Book Entry Procedures.   As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate(s) for such shares of Common Stock. Upon receipt of such certificate(s), the Optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1   Adjustments.

(a)  In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, the Committee may make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

(i)          To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)        To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii)       To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv)        To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)         To provide that the Award cannot vest, be exercised or become payable after such event.

11.2   Outstanding Awards—Other Changes.   In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

11.3   No Other Rights.   Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

ADMINISTRATION

12.1   Committee.   Pursuant to Utah Code Annotated Section 16-10a-624, and consistent with the provisions of Section 12.3 below, the Board may appoint a Committee consisting of two or more Non-Employee Directors to administer the Plan, as constituted from time to time.

12.2   Committee Appointee Duration.   Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase or change the size of the Committee, and appoint new members thereof, remove members (with or without cause) and appoint new members in substitution, fill vacancies, however caused, or remove all members of the Committee; provided, however, that at no time shall any person administer the Plan who is not otherwise a Non-Employee Director.

12.3   Action by the Board.   Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code and any other applicable rules and regulations, and a Non-Employee Director. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and, for purposes of such Awards, the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

12.4   Action by the Committee.   A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the

Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.5   Authority of Committee.   Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)  Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c)  Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e)  Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)  Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)  Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)  Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)   Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable.

12.6   Decisions Binding.   The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.7   Delegation of Authority.   To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Committee or the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 112.5 shall serve in such capacity at the pleasure of the Committee.

12.8   Committee Administration.   One member of the Committee shall be elected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

12.9   Liability.   No member of the Board or Committee shall be liable for any action taken or decision or determination made in good faith with respect to any Option, the Plan, or any award thereunder.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1   Effective Date.   The Plan is effective as of the date the Plan is approved by a majority of the Board (the “Effective Date”). The Plan, however, shall be subject to approval by the stockholders. The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws, but, in any event, held no later than 12 months after adoption on the Effective Date.

13.2   Expiration Date.   The Plan will expire on, and no Incentive Stock Option or other Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1   Amendment, Modification, And Termination.   The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment or any modification of any Options that would be deemed a re-pricing under applicable rules, in such a manner and to such a degree as required, and (b) without shareholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 4.10), (ii) extend the period during which any Award may be granted or exercised, (iii) amend to the Plan to permit the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iv) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a participant, affect his or her other rights under an award previously granted to him or her.

14.2   Awards Previously Granted.   No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

COMPLIANCE WITH SECTION 409A OF THE CODE

15.1   Awards subject to Code Section 409A.   Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code and this Article 15, to the extent applicable. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Article 15.

15.2   Distributions under a Section 409A Award.

(a)  Subject to subsection (b), any shares of Stock or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:

(i)          the Participant’s separation from service, as determined by the Secretary of the Treasury;

(ii)        the date the Participant becomes disabled;

(iii)       the Participant’s death;

(iv)        a specified time (or pursuant to a fixed schedule) specified under the Award Agreement at the date of the deferral compensation;

(v)         to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Parent or Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Parent or Subsidiary; or

(vi)        the occurrence of an unforeseeable emergency with respect to the Participant.

(b) In the case of a Participant who is a “specified employee,” the requirement of paragraph (a)(i) shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of this subsection (b), a Participant shall be a “specified employee” if such Participant is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

(c)  The requirement of paragraph (a)(vi) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(d) For purposes of this Section, the terms specified therein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

15.3   Prohibition on Acceleration of Benefits.   The time or schedule of any distribution or payment of any shares of Stock or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

15.4   Elections under Section 409A Awards.

(a)  Any deferral election provided under or with respect to an Award to any Eligible Individual, or to the Participant holding a Section 409A Award, shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under paragraph (i) or (ii) below, any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in Treasury Regulations.

(i)          In the case of the first year in which an Eligible Individual or a Participant holding a Section 409A Award, becomes eligible to participate in the Plan, any such deferral election may be made with respect to services to be performed subsequent to the election with thirty days after the date the Eligible Individual, or the Participant holding a Section 409A Award, becomes eligible to participate in the Plan, as provided under Section 409A(a)(4)(B)(ii) of the Code.

(ii)        In the case of any performance-based compensation based on services performed by an Eligible Individual, or the Participant holding a Section 409A Award, over a period of at least twelve months, any such deferral election may be made no later than six months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.

(b) In the event that a Section 409A Award permits, under a subsequent election by the Participant holding such Section 409A Award, a delay in a distribution or payment of any shares of Stock or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:

(i)          such subsequent election may not take effect until at least twelve months after the date on which the election is made,

(ii)        in the case such subsequent election relates to a distribution or payment not described in Section 10.2(a)(ii), (iii) or (vi), the first payment with respect to such election may be deferred for a period of not less than five years from the date such distribution or payment otherwise would have been made, and

(iii)       in the case such subsequent election relates to a distribution or payment described in Section 10.2(a)(iv), such election may not be made less than twelve months prior to the date of the first scheduled distribution or payment under Section 10.2(a)(iv).

15.5   Compliance in Form and Operation.   A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

ARTICLE 16

GENERAL PROVISIONS

16.1   No Rights to Awards.   No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

16.2   No Stockholders Rights.   The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him or her.

16.3   Withholding.   The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

16.4   No Right to Employment or Services.   Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

16.5   Unfunded Status of Awards.   The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

16.6   Indemnification.   To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7   Relationship to other Benefits.   No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.8   Expenses.   The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

16.9   Titles and Headings.   The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10   Fractional Shares.   No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

16.11   Limitations Applicable to Section 16 Persons.   Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.12   Government and Other Regulations.   The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13   Governing Law.   The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Utah.

*   *   *   *   *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of USANA Health Sciences, Inc. on                       , 2006.

*   *   *   *   *

I hereby certify that the foregoing Plan was approved by the stockholders of USANA Health Sciences, Inc. on                       , 2006.

Executed on this      day of                       , 2006.

Corporate Secretary

ANNEX B

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
USANA HEALTH SCIENCES, INC.

Pursuant to and in accordance with Sections 16-10a-1007 and 16-10a-1003 of the Utah Revised Business Corporation Act, as amended (the “Act”), the following are the Amended and Restated Articles of Incorporation of USANA Health Sciences, Inc., a Utah corporation:

ARTICLE I

NAME

The name of this corporation is USANA Health Sciences, Inc. (the “Corporation”).

ARTICLE II

CORPORATE PURPOSES

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act.

ARTICLE III

CAPITALIZATION

The aggregate number of shares the Corporation is authorized to issue shall be Fifty Million (50,000,000) shares of common stock. All such shares shall have a $0.001 par value per share and shall be offered and sold at such price and on such terms as the directors of the Corporation may, in their sole discretion and consistent with applicable laws, deem appropriate. Each share shall entitle the holder hereof to one (1) vote on each matter submitted to a vote at a meeting of the shareholders or otherwise requiring the approval of the Corporation’s shareholders. All stock of the corporation shall be of the same class and shall have the same rights and preferences. The stock of the Corporation shall be issued as fully paid and the private property of the shareholders shall not be liable for the debts, obligations or liabilities of the Corporation. Fully paid stock of this Corporation shall not be liable for any further call or assessment.

ARTICLE IV

REGISTERED OFFICE AND REGISTERED AGENT

The street address of the registered office of the Corporation is 111 East Broadway, Suite 900, Salt Lake City, Utah 84111. The name of the registered agent at that address is Kevin R. Pinegar.

ARTICLE V

LIMITATION OF LIABILITY OF DIRECTORS

To the fullest extent permitted by the Act or any other applicable law as the same now exists or as it may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for:

(a)   the amount of a financial benefit received by a director to which he is not entitled;

(b)   an intentional infliction of harm on the corporation or the shareholders;

B-1

(c)   a violation of Section 16-10a-842 of the Act (unlawful distributions); or

(d)   an intentional violation of criminal law.

Neither an amendment nor repeal of this Article V, nor the adoption of any provision of the Corporation’s Articles of Incorporation that are inconsistent with this Article V, shall eliminate or reduce the effect of this Article V with respect to any matter that occurs or any action or proceeding that accrues or arises prior to such amendment or repeal of this Article V or the adoption of a provision in these Articles that is inconsistent with this Article V.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by the Act or any other applicable law as the same now exists or as it may hereafter be amended, (i) the Corporation shall indemnify any person who has been made or who has been threatened to be made a party to any action, suit, or proceeding (whether formal or informal, or whether civil, criminal, administrative, or investigative) for all liabilities and expenses incurred by such person in connection with such action, suit, or proceeding by reason of the fact that he (or his estate or personal representative) is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served, at the request of the Corporation, as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation, of another person or entity, or of an employee benefit plan, and (ii) the Corporation shall advance such expenses to such person in advance of a final disposition of such action, suit, or proceeding.

Neither an amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation’s Articles of Incorporation that is inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI with respect to any matter that occurs or any action or proceeding that accrues or arises prior to such amendment or repeal of this Article VI or the adoption of a provision in these Articles that is inconsistent with this Article VI.

[End of Amended and Restated Articles]

B-2

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder executing and delivering this Proxy hereby appoints Myron W. Wentz, Ph.D. and Gilbert A. Fuller and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of the Company held of record by the undersigned as of March 3, 2006, at the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at the Corporate headquarters, 3838 West Parkway Blvd., Salt Lake City, Utah 84120, on Wednesday, April 19, 2006, at 11:00 a.m., Mountain Daylight Time, or at any adjournment thereof.

The Board of Directors recommends a Vote “FOR” each of the items listed below.

1.	To elect five directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify. The nominees are:

	Myron W. Wentz, Ph.D.		Ronald S. Poelman
	Robert Anciaux		Denis E. Waitley, Ph.D.	Jerry G. McClain

	FOR ALL	WITHHOLD AS TO ALL	FOR ALL EXCEPT
	☐	☐	☐

2.	To approve and ratify the selection of Grant Thornton LLP as the Company’s independent public accountants.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3.	To approve the Company’s 2006 Equity Incentive Award Plan.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

4.	To approve an amendment to the Company’s Articles of Incorporation to include a provision limiting the liability of directors to the Company for monetary damages.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

5.

To approve an amendment to the Company’s Articles of Incorporation to include a provision indemnifying the Company’s officers and directors against expenses and costs incurred by such persons in connection with certain legal proceedings.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

6.	To consider and act upon any other matters that properly may come before the meeting or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE.

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED.  WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN.  WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.  IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.  PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DATE:
Signature

Signature (Joint Owners)